   As filed with the Securities and Exchange Commission on December 21, 1998.
                                                      Registration No. 333-02283
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             MATRIA HEALTHCARE, INC.
               (Exact name of issuer as specified in its charter)


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
                DELAWARE                                       58-2205984
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                        Identification No.)

     1850 PARKWAY PLACE, 12TH FLOOR
            MARIETTA, GEORGIA                                     30067
(Address of principal executive offices)                       (Zip Code)
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                MATRIA HEALTHCARE, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                             ROBERTA L. MCCAW, ESQ.
                        VICE PRESIDENT -- LEGAL, GENERAl
                              COUNSEL AND SECRETARY
                         1850 PARKWAY PLACE, 12TH FLOOR
                             MARIETTA, GEORGIA 30067
                                 (770) 767-4500

 (Name, address and telephone number, including area code, of agent for service)


          The Commission is requested to mail signed copies of all orders, notices and communications to:

                               ANGELA M. WOO, ESQ.
                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E., SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                                 (404) 885-3268

================================================================================

                          DEREGISTRATION OF SECURITIES

         Matria Healthcare, Inc. (the "Company") previously registered 3,250,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, together with associated common stock purchase rights (the "Common Stock"), on a Registration Statement on Form S-8 (Registration No. 333-02283) (the "Form S-8") filed with the Securities and Exchange Commission on April 4, 1996. The Shares were registered for issuance pursuant to the terms of the Matria Healthcare, Inc. 1996 Stock Incentive Plan (the "Plan"). Because the Board of Directors has reserved an aggregate of only 1,000,000 of the 3,250,000 Shares for issuance under the Plan, and does not intend to reserve any additional shares for such issuance, this Post-effective Amendment No. 1 to the Form S-8 is being filed in order to deregister the remaining 2,250,000 Shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Marietta, State of Georgia, on December 21, 1998.

                                        MATRIA HEALTHCARE, INC.
                                        (Registrant)



                                        By:      /s/ Roberta L. McCaw
                                           -------------------------------------
                                        Name:    Roberta L. McCaw
                                        Title:   Vice President -- Legal,
                                                 General Counsel and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.



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
/s/ Donald R. Millard                        President, Chief Executive Officer            December 17, 1998
------------------------------------         Chief Financial Officer and Director
Donald R. Millard



/s/ Yvonne V. Scoggins                          Vice President, Treasurer and              December 17, 1998
------------------------------------              Chief Accounting Officer
Yvonne V. Scoggins                             (Principal Accounting Officer)




*/s/ Parker H. Petit                         Chairman of the Board of Directors            December 17, 1998
------------------------------------
Parker H. Petit



/s/ Frank D. Powers                                       Director                         December 17, 1998
------------------------------------
Frank D. Powers
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






*/s/ Carl E. Sanders                                      Director                         December 17, 1998
------------------------------------
Carl E. Sanders



*/s/ Jackie M. Ward                                       Director                         December 17, 1998
------------------------------------
Jackie M. Ward



*/s/ Morris S. Weeden                                     Director                         December 17, 1998
------------------------------------
Morris S. Weeden



*/s/ Frederick P. Zuspan                                  Director                         December 17, 1998
------------------------------------
Frederick P. Zuspan



* By:   /s/ Donald R. Millard
         Donald R. Millard,
         Attorney-in-fact
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